CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-73404 on Form N-1A of our report dated February 23, 2026, relating to the financial statements and financial highlights of Northern Trust 2030 Tax-Exempt Distributing Ladder ETF, Northern Trust 2035 Tax-Exempt Distributing Ladder ETF, Northern Trust 2045 Tax-Exempt Distributing Ladder ETF, Northern Trust 2055 Tax-Exempt Distributing Ladder ETF, Northern Trust 2030 Inflation-Linked Distributing Ladder ETF, Northern Trust 2035 Inflation-Linked Distributing Ladder ETF, Northern Trust 2045 Inflation-Linked Distributing Ladder ETF, Northern Trust 2055 Inflation-Linked Distributing Ladder ETF, Northern Trust Tax-Exempt Bond ETF, Northern Trust Intermediate Tax-Exempt Bond ETF, and Northern Trust Short-Term Tax-Exempt Bond ETF, (collectively, the “Funds”), each a series of Northern Funds, appearing in Form N-CSR of Northern Funds for the period from August 18, 2025 (commencement of investment operations) through December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses, on the cover pages and under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 24, 2026